SIMON®

1Q 2021 SUPPLEMENTAL

HERMÈS
ROOSEVELT FIELD
BURBERRY

 SIMON PROPERTY GROUP
EARNINGS RELEASE &
SUPPLEMENTAL INFORMATION
UNAUDITED FIRST QUARTER

(1)
Includes reconciliation of consolidated net income to funds from operations.

1Q 2021 SUPPLEMENTAL	1

EARNINGS RELEASE
Contacts:
Tom Ward
317-685-7330 Investors

Ali Slocum
317-264-3079 Media

SIMON PROPERTY GROUP REPORTS
FIRST QUARTER 2021 RESULTS AND RAISES FULL YEAR 2021 GUIDANCE
INDIANAPOLIS, May 10, 2021 – Simon, a global leader in the ownership of premier shopping, dining, entertainment and mixed-use destinations, today reported results for the quarter ended March 31, 2021.
“We are very pleased with our first quarter results,” said David Simon, Chairman, Chief Executive Officer and President. “Our business has substantially improved after addressing the impacts from the COVID-19 pandemic including significantly restrictive governmental orders as evidenced by our improved profitability and cash flow growth, increasing shopper traffic, increasing retailer sales, and leasing momentum across our portfolio. We are also seeing similar results in the Taubman Realty Group portfolio and are encouraged by our collective progress in increasing its profitability. Today we are increasing our full-year 2021 guidance.”
Results for the Quarter
•
Net income attributable to common stockholders was $445.9 million, or $1.36 per diluted share for the three months ended March 31, 2021.

•
Funds From Operations (“FFO”) was $934.0 million, or $2.48 per diluted share for the three months ended March 31, 2021.

•
Domestic and international properties net operating income (“NOI”), combined, declined 8.4% compared to the prior year period as a direct result of the impact of the COVID-19 pandemic. Portfolio NOI, which includes NOI from domestic properties, international properties and NOI from the Company’s investment in Taubman Realty Group (“TRG”), increased 4.0% compared to the prior year period.

U.S. Malls and Premium Outlets Operating Statistics
•
Occupancy was 90.8% at March 31, 2021.

•
Base minimum rent per square foot was $56.07 at March 31, 2021, an increase of 0.6% year-over-year.

1Q 2021 SUPPLEMENTAL	2

EARNINGS RELEASE
Development Activity
West Midlands Designer Outlet opened on April 12, 2021, upon the lifting of COVID-19 restrictions which delayed the center’s initial planned opening. The center includes 197,000 square feet of high-quality, name brand stores providing shoppers in the United Kingdom with one of the finest open-air retail and leisure experiences. Simon owns a 23% interest in this center.
Construction continues on redevelopments including Northshore Mall (Boston, MA), West Town Mall (Knoxville, TN), Burlington Mall (Boston, MA) and Tacoma Mall (Tacoma, WA). These redevelopments, scheduled to be completed in 2021, will significantly benefit the communities in which they operate.
Progress continues on transformative mixed-use redevelopments of Northgate (Seattle, WA) and Phipps Plaza (Atlanta, GA). The transformation of Northgate will feature the National Hockey League’s Seattle Kraken corporate offices and practice and training facility. This first phase of the Northgate transformation is scheduled to be completed in the fall of 2021. The dynamic redevelopment at Phipps Plaza is headlined by a Nobu Hotel and Restaurant, Citizens food hall, Life Time athletic club and Life Time Work. These additions are scheduled to open in 2022.
Capital Markets and Balance Sheet Liquidity
The Company has been active in both the unsecured and secured credit markets.
During the quarter, the Company completed a two tranche senior notes offering totaling $1.5 billion. Combined, the two new issues of senior notes had a weighted average term of 8.4 years and a weighted average coupon rate of 1.96%.
The Company, through one of its subsidiaries, also completed a Euro senior notes offering totaling €750 million with a 1.125% coupon rate and term of 12 years.
Net proceeds from the offerings were used to fund the optional redemption of the Company’s $550 million aggregate principal amount of 2.50% notes due July 2021 and fully repay the $2.0 billion unsecured delayed-draw term loan facility.
The Company closed six non-recourse mortgage loans totaling approximately $1.3 billion (U.S. dollar equivalent), of which Simon’s share is $589 million. The weighted average interest rate on these loans is 3.36%.
As of March 31, 2021, Simon had more than $8.4 billion of liquidity consisting of  $1.5 billion of cash on hand, including its share of joint venture cash, and $6.9 billion of available capacity under its revolving credit facilities, net of  $500 million outstanding under its U.S. commercial paper program.
Dividends
The Company paid its first quarter 2021 common stock dividend of  $1.30 per share, in cash, on April 23, 2021. Simon’s Board of Directors will declare a common stock cash dividend for the second quarter of 2021 on or before June 30, 2021.
Simon’s Board of Directors declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred Stock (NYSE: SPGPrJ) of  $1.046875 per share, payable on June 30, 2021 to shareholders of record on June 16, 2021.

1Q 2021 SUPPLEMENTAL	3

EARNINGS RELEASE
2021 Guidance
The Company currently estimates net income to be within a range of  $4.47 to $4.57 per diluted share and FFO will be within a range of  $9.70 to $9.80 per diluted share for the year ending December 31, 2021. The FFO per diluted share range is an increase from the $9.50 to $9.75 per diluted share range provided on February 8, 2021, or an increase of  $0.13 per diluted share at the mid-point.
The following table provides the GAAP to non-GAAP reconciliation for the expected range of estimated net income attributable to common stockholders per diluted share to estimated FFO per diluted share:
For the year ending December 31, 2021
	Low End	High End
Estimated net income attributable to common stockholders per diluted share	$4.47	$4.57
Depreciation and amortization including Simon’s share of unconsolidated entities	5.47	5.47
Unrealized losses in fair value of equity instruments	0.01	0.01
Gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(0.25)	(0.25)
Estimated FFO per diluted share	$9.70	$9.80
Conference Call
Simon will hold a conference call to discuss the quarterly financial results today at 5:00 p.m. Eastern Daylight Time, Monday, May 10, 2021. A live webcast of the conference call will be accessible in listen-only mode at investors.simon.com. An audio replay of the conference call will be available until May 17, 2021. To access the audio replay, dial 1-855-859-2056 (international 404-537-3406) passcode 5363499.
Supplemental Materials and Website
Supplemental information on our first quarter 2021 performance is available at investors.simon.com. This information has also been furnished to the SEC in a current report on Form 8-K.
We routinely post important information online on our investor relations website, investors.simon.com. We use this website, press releases, SEC filings, quarterly conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. We encourage members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through our website is not incorporated by reference into, and is not a part of, this document.

1Q 2021 SUPPLEMENTAL	4

EARNINGS RELEASE
Non-GAAP Financial Measures
This press release includes FFO, FFO per share and portfolio Net Operating Income growth which are financial performance measures not defined by generally accepted accounting principles in the United States (“GAAP”). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in Simon’s supplemental information for the quarter. FFO and Net Operating Income growth are financial performance measures widely used in the REIT industry. Our definitions of these non-GAAP measures may not be the same as similar measures reported by other REITs.
Forward-Looking Statements
Certain statements made in this press release may be deemed “forward–looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward–looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that the Company’s actual results may differ materially from those indicated by these forward–looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: uncertainties regarding the impact of the COVID-19 pandemic and governmental restrictions intended to prevent its spread on our business, financial condition, results of operations, cash flow and liquidity and our ability to access the capital markets, satisfy our debt service obligations and make distributions to our stockholders; changes in economic and market conditions that may adversely affect the general retail environment; the potential loss of anchor stores or major tenants; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; the intensely competitive market environment in the retail industry, including e-commerce; an increase in vacant space at our properties; the inability to lease newly developed properties and renew leases and relet space at existing properties on favorable terms; our international activities subjecting us to risks that are different from or greater than those associated with our domestic operations, including changes in foreign exchange rates; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; general risks related to real estate investments, including the illiquidity of real estate investments; the impact of our substantial indebtedness on our future operations, including covenants in the governing agreements that impose restrictions on us that may affect our ability to operate freely; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; changes in market rates of interest; the transition of LIBOR to an alternative reference rate; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks relating to our joint venture properties, including guarantees of certain joint venture indebtedness; environmental liabilities; natural disasters; the availability of comprehensive insurance coverage; the potential for terrorist activities; security breaches that could compromise our information technology or infrastructure; and the loss of key management personnel. The Company discusses these and other risks and uncertainties under the heading “Risk Factors” in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in subsequent other periodic reports, but except as required by law, the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.
About Simon
Simon is a global leader in the ownership of premier shopping, dining, entertainment and mixed-use destinations and an S&P 100 company (Simon Property Group, NYSE: SPG). Our properties across North America, Europe and Asia provide community gathering places for millions of people every day and generate billions in annual sales.

1Q 2021 SUPPLEMENTAL	5

EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
	For the Three Months Ended March 31,
	2021	2020
REVENUE:
Lease income	$1,145,058	$1,262,232
Management fees and other revenues	25,296	29,166
Other income	69,597	61,962
Total revenue	1,239,951	1,353,360
EXPENSES:
Property operating	86,619	105,624
Depreciation and amortization	315,738	328,262
Real estate taxes	116,012	117,543
Repairs and maintenance	21,355	24,431
Advertising and promotion	29,486	33,527
Home and regional office costs	35,999	54,370
General and administrative	6,576	6,894
Other	23,554	27,840
Total operating expenses	635,339	698,491
OPERATING INCOME BEFORE OTHER ITEMS	604,612	654,869
Interest expense	(202,016)	(187,627)
Loss on extinguishment of debt	(2,959)	—
Income and other tax benefit	5,898	5,783
Income from unconsolidated entities	15,069	50,465
Unrealized losses in fair value of equity instruments	(3,201)	(19,048)
Gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	93,057	962
CONSOLIDATED NET INCOME	510,460	505,404
Net income attributable to noncontrolling interests	63,766	66,965
Preferred dividends	834	834
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$445,860	$437,605
BASIC AND DILUTED EARNINGS PER COMMON SHARE:
Net income attributable to common stockholders	$1.36	$1.43

1Q 2021 SUPPLEMENTAL	6

EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Consolidated Balance Sheets
(Dollars in thousands, except share amounts)
	March 31, 2021	December 31, 2020
ASSETS:
Investment properties, at cost	$37,786,371	$38,050,196
Less – accumulated depreciation	14,881,480	14,891,937
	22,904,891	23,158,259
Cash and cash equivalents	935,837	1,011,613
Tenant receivables and accrued revenue, net	1,016,902	1,236,734
Investment in TRG, at equity	3,436,304	3,451,897
Investment in Klépierre, at equity	1,646,429	1,729,690
Investment in other unconsolidated entities, at equity	2,517,495	2,603,571
Right-of-use assets, net	510,642	512,914
Investments held in trust – special purpose acquisition company	345,000	—
Deferred costs and other assets	1,098,004	1,082,168
Total assets	$34,411,504	$34,786,846
LIABILITIES:
Mortgages and unsecured indebtedness	$26,156,520	$26,723,361
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,195,851	1,311,925
Cash distributions and losses in unconsolidated entities, at equity	1,565,394	1,577,393
Dividend payable	489,396	486,922
Lease liabilities	513,351	515,492
Other liabilities	463,458	513,515
Total liabilities	30,383,970	31,128,608
Commitments and contingencies
Limited partners’ preferred interest in the Operating Partnership and noncontrolling redeemable interests	511,698	185,892
EQUITY:
Stockholders’ Equity
Capital stock (850,000,000 total shares authorized, $0.0001 par value, 238,000,000 shares of excess common stock, 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding with a liquidation value of $39,847	42,009	42,091
Common stock, $0.0001 par value, 511,990,000 shares authorized, 342,849,037 and 342,849,037 issued and outstanding, respectively	34	34
Class B common stock, $0.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding	—	—
Capital in excess of par value	11,177,207	11,179,688
Accumulated deficit	(6,087,013)	(6,102,314)
Accumulated other comprehensive loss	(183,866)	(188,675)
Common stock held in treasury, at cost, 14,317,645 and 14,355,621 shares, respectively	(1,884,138)	(1,891,352)
Total stockholders’ equity	3,064,233	3,039,472
Noncontrolling interests	451,603	432,874
Total equity	3,515,836	3,472,346
Total liabilities and equity	$34,411,504	$34,786,846

1Q 2021 SUPPLEMENTAL	7

EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Joint Venture Combined Statements of Operations
(Dollars in thousands)
	For the Three Months Ended March 31,
	2021	2020
REVENUE:
Lease income	$652,754	$743,849
Other income	72,599	74,515
Total revenue	725,353	818,364
OPERATING EXPENSES:
Property operating	133,037	147,030
Depreciation and amortization	171,154	171,479
Real estate taxes	68,897	68,390
Repairs and maintenance	19,046	19,615
Advertising and promotion	19,444	22,753
Other	31,988	50,229
Total operating expenses	443,566	479,496
OPERATING INCOME BEFORE OTHER ITEMS	281,787	338,868
Interest expense	(146,196)	(156,640)
NET INCOME	$135,591	$182,228
Third-Party Investors’ Share of Net Income	$68,141	$92,859
Our Share of Net Income	67,450	89,369
Amortization of Excess Investment (A)	(19,327)	(20,840)
Income from Unconsolidated Entities (B)	$48,123	$68,529

Note:
The above financial presentation does not include any information related to our investments in Klépierre S.A.
(“Klépierre”) and The Taubman Realty Group (“TRG”). For additional information, see footnote B.

1Q 2021 SUPPLEMENTAL	8

EARNINGS RELEASE
Simon Property Group, Inc
Unaudited Joint Venture Combined Balance Sheets
(Dollars in thousands)
	March 31, 2021	December 31, 2020
Assets:
Investment properties, at cost	$19,868,597	$20,079,476
Less – accumulated depreciation	7,986,377	8,003,863
	11,882,220	12,075,613
Cash and cash equivalents	1,295,486	1,169,422
Tenant receivables and accrued revenue, net	621,516	749,231
Right-of-use assets, net	172,089	185,598
Deferred costs and other assets	383,197	380,087
Total assets	$14,354,508	$14,559,951
Liabilities and Partners’ Deficit:
Mortgages	$15,462,903	$15,569,485
Accounts payable, accrued expenses, intangibles, and deferred revenue	892,461	969,242
Lease liabilities	175,427	188,863
Other liabilities	404,662	426,321
Total liabilities	16,935,453	17,153,911
Preferred units	67,450	67,450
Partners’ deficit	(2,648,395)	(2,661,410)
Total liabilities and partners’ deficit	$14,354,508	$14,559,951
Our Share of:
Partners’ deficit	$(1,135,196)	$(1,130,713)
Add: Excess Investment (A)	1,332,392	1,399,757
Our net Investment in unconsolidated entities, at equity	$197,196	$269,044

Note:
The above financial presentation does not include any information related to our investments in Klépierre and TRG. For additional information, see footnote B.

1Q 2021 SUPPLEMENTAL	9

EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures (C)
(Amounts in thousands, except per share amounts)
Reconciliation of Consolidated Net Income to FFO
	For the Three Months Ended March 31,
	2021	2020
Consolidated Net Income (D)	$510,460	$505,404
Adjustments to Arrive at FFO:
Depreciation and amortization from consolidated properties	313,575	326,039
Our share of depreciation and amortization from unconsolidated entities, including Klépierre, TRG and other corporate investments	204,237	136,706
Gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(93,057)	(962)
Unrealized losses in fair value of equity instruments	3,201	19,048
Net loss attributable to noncontrolling interest holders in properties	938	172
Noncontrolling interests portion of depreciation and amortization and gain on consolidation of properties	(4,090)	(4,464)
Preferred distributions and dividends	(1,313)	(1,313)
FFO of the Operating Partnership	$933,951	$980,630
Diluted net income per share to diluted FFO per share reconciliation:
Diluted net income per share	$1.36	$1.43
Depreciation and amortization from consolidated properties and our share of depreciation and amortization from unconsolidated entities, including Klépierre, TRG and other corporate investments, net of noncontrolling interests portion of depreciation and amortization	1.36	1.31
Gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(0.25)	(0.01)
Unrealized losses in fair value of equity instruments	0.01	0.05
Diluted FFO per share	$2.48	$2.78
Details for per share calculations:
FFO of the Operating Partnership	$933,951	$980,630
Diluted FFO allocable to unitholders	(117,595)	(129,628)
Diluted FFO allocable to common stockholders	$816,356	$851,002
Basic and Diluted weighted average shares outstanding	328,514	306,504
Weighted average limited partnership units outstanding	47,322	46,688
Basic and Diluted weighted average shares and units outstanding	375,836	353,192
Basic and Diluted FFO per Share	$2.48	$2.78
Percent Change	-10.8%

1Q 2021 SUPPLEMENTAL	10

EARNINGS RELEASE
Simon Property Group, Inc.
Footnotes to Unaudited Financial Information
Notes:
(A)
Excess investment represents the unamortized difference of our investment over equity in the underlying net assets of the related partnerships and joint ventures shown therein. The Company generally amortizes excess investment over the life of the related assets.

(B)
The Unaudited Joint Venture Combined Statements of Operations do not include any operations or our share of net income or excess investment amortization related to our investments in Klépierre and TRG. Amounts included in Footnote D below exclude our share of related activity for our investments in Klépierre and TRG. For further information on Klépierre, reference should be made to financial information in Klépierre’s public filings and additional discussion and analysis in our Form 10-K.

(C)
This report contains measures of financial or operating performance that are not specifically defined by GAAP, including FFO and FFO per share. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

We determine FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts (“NAREIT”) Funds From Operations White Paper – 2018 Restatement. Our main business includes acquiring, owning, operating, developing, and redeveloping real estate in conjunction with the rental of real estate. Gains and losses of assets incidental to our main business are included in FFO. We determine FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sale, disposal or property insurance recoveries of, or any impairment related to, depreciable retail operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.
(D)
Includes our share of:

 –
Gains on land sales of  $0.7 million and $5.2 million for the three months ended March 31, 2021 and 2020, respectively.

 –
Straight-line adjustments (decreased) increased income by ($9.1) million and $12.0 million for the three months ended March 31, 2021 and 2020, respectively.

 –
Amortization of fair market value of leases from acquisitions (decreased) increased income by ($0.2) million and $1.3 million for the three months ended March 31, 2021 and 2020, respectively.

1Q 2021 SUPPLEMENTAL	11

OVERVIEW
THE COMPANY
Simon Property Group, Inc. (NYSE:SPG) is a self-administered and self-managed real estate investment trust (“REIT”). Simon Property Group, L.P., or the Operating Partnership, is our majority-owned partnership subsidiary that owns all of our real estate properties and other assets. In this package, the terms Simon, we, our, or the Company refer to Simon Property Group, Inc., the Operating Partnership, and its subsidiaries. We own, develop and manage premier shopping, dining, entertainment and mixed-use destinations, which consist primarily of malls, Premium Outlets®, The Mills®, and International Properties. At March 31, 2021, we owned or had an interest in 233 properties comprising 189 million square feet in North America, Asia and Europe. We also owned an 80% interest in The Taubman Realty Group, or TRG, which owns 24 regional, super-regional, and outlet malls in the U.S. and Asia. Additionally, at March 31, 2021, we had a 22.4% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 15 European countries.
This package was prepared to provide operational and balance sheet information as of March 31, 2021 for the Company and the Operating Partnership.
Certain statements made in this Supplemental Package may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: uncertainties regarding the impact of the COVID-19 pandemic and governmental restrictions intended to prevent its spread on our business, financial condition, results of operations, cash flow and liquidity and our ability to access the capital markets, satisfy our debt service obligations and make distributions to our stockholders; changes in economic and market conditions that may adversely affect the general retail environment; the potential loss of anchor stores or major tenants; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; the intensely competitive market environment in the retail industry, including e-commerce; an increase in vacant space at our properties; the inability to lease newly developed properties and renew leases and relet space at existing properties on favorable terms; our international activities subjecting us to risks that are different from or greater than those associated with our domestic operations, including changes in foreign exchange rates; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; general risks related to real estate investments, including the illiquidity of real estate investments; the impact of our substantial indebtedness on our future operations, including covenants in the governing agreements that impose restrictions on us that may affect our ability to operate freely; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; changes in market rates of interest; the transition of LIBOR to an alternative reference rate; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks relating to our joint venture properties, including guarantees of certain joint venture indebtedness; environmental liabilities; natural disasters; the availability of comprehensive insurance coverage; the potential for terrorist activities; security breaches that could compromise our information technology or infrastructure; and the loss of key management personnel. We discuss these and other risks and uncertainties under the heading “Risk Factors” in our annual and quarterly periodic reports filed with the SEC. We may update that discussion in subsequent other periodic reports, but, except as required by law, we undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.
Any questions, comments or suggestions regarding this Supplemental Information should be directed to Tom Ward, Senior Vice President of Investor Relations (tom.ward@simon.com or 317.685.7330).

1Q 2021 SUPPLEMENTAL	12

OVERVIEW
STOCK INFORMATION
The Company’s common stock and one series of preferred stock are traded on the New York Stock Exchange under the following symbols:
	Common Stock	SPG
	8.375% Series J Cumulative Redeemable Preferred	SPGPrJ
CREDIT RATINGS
Standard & Poor’s
	Corporate	A	(Negative Outlook)
	Senior Unsecured	A	(Negative Outlook)
	Commercial Paper	A1	(Negative Outlook)
	Preferred Stock	BBB+	(Negative Outlook)
Moody’s
	Senior Unsecured	A3	(Stable Outlook)
	Commercial Paper	P2	(Stable Outlook)
	Preferred Stock	Baa1	(Stable Outlook)
SENIOR UNSECURED DEBT COVENANTS (1)
	Required	Actual	Compliance
Total Debt to Total Assets (1)	≤65%	52%	Yes
Total Secured Debt to Total Assets (1)	≤50%	24%	Yes
Fixed Charge Coverage Ratio	>1.5X	4.0X	Yes
Total Unencumbered Assets to Unsecured Debt	≥125%	198%	Yes

(1)
Covenants for indentures dated June 7, 2005 and later. Total Assets are calculated in accordance with the indenture and essentially represent net operating income (NOI) divided by a 7.0% capitalization rate plus the value of other assets at cost.

1Q 2021 SUPPLEMENTAL	13

SELECTED FINANCIAL AND EQUITY INFORMATION
(In thousands, except as noted)
	THREE MONTHS ENDED MARCH 31,
	2021	2020
Financial Highlights
Total Revenue – Consolidated Properties	$1,239,951	$1,353,360
Consolidated Net Income	$510,460	$505,404
Net Income Attributable to Common Stockholders	$445,860	$437,605
Basic and Diluted Earnings per Common Share (EPS)	$1.36	$1.43
Funds from Operations (FFO) of the Operating Partnership	$933,951	$980,630
Basic and Diluted FFO per Share (FFOPS)	$2.48	$2.78
Declared Dividends/Distributions per Share/Unit	$1.30	$2.10
	AS OF MARCH 31, 2021	AS OF DECEMBER 31, 2020
Stockholders’ Equity Information
Limited Partners’ Units Outstanding at end of period	47,322	47,322
Common Shares Outstanding at end of period	328,539	328,502
Total Common Shares and Limited Partnership Units Outstanding at end of period	375,861	375,824
Weighted Average Limited Partnership Units Outstanding	47,322	46,544
Weighted Average Common Shares Outstanding:
Basic and Diluted – for purposes of EPS and FFOPS	328,514	308,738
Equity Market Capitalization
Common Stock Price at end of period	$113.77	$85.28
Common Equity Capitalization, including Limited Partnership Units	$42,761,739	$32,050,239
Preferred Equity Capitalization, including Limited Partnership Preferred Units	80,797	81,762
Total Equity Market Capitalization	$42,842,536	$32,132,001

1Q 2021 SUPPLEMENTAL	14

NET OPERATING INCOME (NOI) COMPOSITION (1)
For the Three Months Ended March 31, 2021
(1)
Based on our share of total NOI and does not reflect any property, entity or corporate-level debt.

(2)
Includes TRG.

(3)
Includes Klépierre, international Premium Outlets and international Designer Outlets.

(4)
Includes Lifestyle Centers.

1Q 2021 SUPPLEMENTAL	15

NET OPERATING INCOME OVERVIEW (1)
(In thousands)
	FOR THE THREE MONTHS ENDED MARCH 31,
	2021	2020	% GROWTH

Domestic Property NOI (2)	$1,254,235	$1,368,739	-8.4%
TRG NOI	183,000	—
International Property NOI (3)	100,317	109,856
Portfolio NOI	$1,537,552	$1,478,595	4.0%
Our share of NOI from Investments (4)	41,630	52,310
Our share of NOI from Retailer Investments (5)	3,533	(23,674)
Corporate and Other NOI Sources (6)	67,240	71,988
Combined NOI	$1,649,955	$1,579,219
Less: Joint Venture Partners’ Share of NOI	328,261	271,626
Our Share of Total NOI	$1,321,694	$1,307,593

(1)
All amounts are presented at gross values unless otherwise indicated as our share. See reconciliation on following page.

(2)
Includes all properties in North America (4 in Canada and 2 in Mexico).

(3)
Includes 25 International Premium Outlets and Designer Outlets outside North America at constant currency.

(4)
Includes our share of NOI of Klépierre at constant currency.

(5)
Includes our share of NOI of our retailer investments.

(6)
Includes income components excluded from Portfolio NOI and Domestic Property NOI (domestic lease termination income, interest income, land sale gains, straight line lease income, above/below market lease adjustments), unrealized and realized gains/losses on non-real estate related equity instruments, Simon management company revenues, and other assets.

1Q 2021 SUPPLEMENTAL	16

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)
RECONCILIATION OF NET INCOME TO NOI
	THREE MONTHS ENDED MARCH 31,
	2021	2020
Reconciliation of NOI of consolidated entities:
Consolidated Net Income	$510,460	$505,404
Income and other tax benefit	(5,898)	(5,783)
Interest expense	202,016	187,627
Loss on extinguishment of debt	2,959	—
Income from unconsolidated entities	(15,069)	(50,465)
Unrealized losses in fair value of equity instruments	3,201	19,048
Gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in
unconsolidated entities and impairment, net	(93,057)	(962)
Operating Income Before Other Items	604,612	654,869
Depreciation and amortization	315,738	328,262
Home and regional office costs	35,999	54,370
General and administrative	6,576	6,894
NOI of consolidated entities	$962,925	$1,044,395
Reconciliation of NOI of unconsolidated entities:
Net Income	$135,591	$182,228
Interest expense	146,196	156,640
Operating Income Before Other Items	281,787	338,868
Depreciation and amortization	171,154	171,479
NOI of unconsolidated entities	$452,941	$510,347
Add: Gross NOI from TRG	183,000	—
Add: Our share of NOI from Klépierre and other corporate investments	51,089	24,477
Combined NOI	$1,649,955	$1,579,219

1Q 2021 SUPPLEMENTAL	17

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)
RECONCILIATION OF FFO OF THE OPERATING PARTNERSHIP TO FUNDS AVAILABLE FOR DISTRIBUTION (OUR SHARE)
THREE MONTHS ENDED MARCH 31, 2021
FFO of the Operating Partnership	$933,951
Non-cash impacts to FFO (1)	22,032
FFO of the Operating Partnership excluding non-cash impacts	955,983
Tenant allowances	(24,423)
Operational capital expenditures	(7,637)
Funds available for distribution	$923,923

(1)
Non-cash impacts to FFO of the Operating Partnership include:

THREE MONTHS ENDED MARCH 31, 2021
Deductions:
Fair value of debt amortization	(130)
Additions:
Straight-line lease loss	9,087
Fair market value of lease amortization	210
Stock based compensation expense	6,053
Mortgage, financing fee and terminated swap amortization expense	6,812
$22,032
This report contains measures of financial or operating performance that are not specifically defined by generally accepted accounting principles (GAAP) in the United States, including FFO, FFO per share, funds available for distribution, net operating income (NOI), domestic property NOI and portfolio NOI. FFO and NOI are performance measures that are standard in the REIT business. We believe FFO and NOI provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.
The non-GAAP financial measures used in this report should not be considered as alternatives to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity nor are they indicative of cash flows from operating and financial activities. Reconciliations of other non-GAAP measures used in this report to the most-directly comparable GAAP measure are included in the tables on Reconciliations of Non-GAAP Financial Measures and in the Earnings Release for the latest period.

1Q 2021 SUPPLEMENTAL	18

OTHER INCOME, OTHER EXPENSE AND CAPITALIZED INTEREST
(In thousands)
	THREE MONTHS ENDED MARCH 31,
Consolidated Properties	2021	2020
Other Income
Interest, dividend and distribution income (1)	$3,491	$4,574
Lease settlement income	37,598	2,642
Gains on land sales	698	5,210
Other (2)	27,810	49,536
Totals	$69,597	$61,962
Other Expense
Ground leases	$11,158	$10,866
Professional fees and other	12,396	16,974
Totals	$23,554	$27,840

	THREE MONTHS ENDED MARCH 31,
	2021	2020
Capitalized Interest
Interest Capitalized during the Period:
Our Share of Consolidated Properties	$5,663	$9,515
Our Share of Joint Venture Properties	$409	$351

(1)
Includes distributions from other international investments and preferred unit distributions from TRG.

(2)
Includes ancillary property revenues, gift cards, marketing, media, parking and sponsorship revenues, gains on sale of non-retail investments, non-real estate investments, insurance proceeds from business interruption and other miscellaneous income items.

1Q 2021 SUPPLEMENTAL	19

U.S. MALLS AND PREMIUM OUTLETS OPERATING INFORMATION (1)
	AS OF MARCH 31,
	2021	2020
Total Number of Properties	167	168
Total Square Footage of Properties (in millions)	141.1	142.6
Ending Occupancy (2):
Consolidated Assets	90.9%	94.0%
Unconsolidated Assets	90.5%	94.1%
Total Portfolio	90.8%	94.0%
Base Minimum Rent PSF (3):
Consolidated Assets	$54.25	$53.86
Unconsolidated Assets	$61.26	$61.17
Total Portfolio	$56.07	$55.76
Open / Close Spread
		RENT PSF (BASE MINIMUM RENT & CAM)
	SQUARE FOOTAGE OF OPENINGS	AVERAGE OPENING RATE PSF (4)	AVERAGE CLOSING RATE PSF (4)	LEASING SPREAD (4)	SPREAD TO CLOSE %
3/31/21	4,961,794	$60.10	$69.56	$(9.46)	-13.6%
12/31/20	5,023,608	$60.08	$64.49	$(4.41)	-6.8%
3/31/20	7,948,232	$64.06	$61.26	$2.80	4.6%

(1)
Does not include TRG portfolio.

(2)
Ending Occupancy is the percentage of total owned square footage (GLA) which is leased as of the last day of the reporting period. We include all company owned space except for mall anchors, mall majors, mall freestanding and mall outlots in the calculation.

(3)
Base Minimum Rent PSF is the average base minimum rent charge in effect for the reporting period for all tenants that would qualify to be included in Ending Occupancy as defined above.

(4)
The Open / Close Spread is a measure that compares opening and closing rates on all spaces and is not a space-by-space comparison. The Opening Rate is the initial cash Rent PSF for spaces leased during the trailing 12-month period, and includes new leases, renewals, amendments and relocations (including expansions and downsizings) if lease term is greater than one year. The Opening Rate does not include any estimates for variable lease income based on sales. The Closing Rate is the final cash Rent PSF as of the month the tenant terminates or closes. Rent PSF includes Base Minimum Rent and Common Area Maintenance (CAM) rents.

1Q 2021 SUPPLEMENTAL	20

THE MILLS AND INTERNATIONAL OPERATING INFORMATION (1)
	AS OF MARCH 31,
	2021	2020
The Mills
Total Number of Properties	14	14
Total Square Footage of Properties (in millions)	21.3	21.5
Ending Occupancy (2)	95.8%	96.3%
Base Minimum Rent PSF (3)	$33.60	$33.80
Leasing Spread PSF (4)	$ (5.75)	$ 7.84
Leasing Spread (Percentage Change) (4)	-11.8%	21.5%
International Properties (5)
Premium Outlets
Total Number of Properties	21	20
Total Square Footage of Properties (in millions)	8.3	7.7
Designer Outlets
Total Number of Properties	10	10
Total Square Footage of Properties (in millions)	2.6	2.6
Statistics for Premium Outlets in Japan (6)
Ending Occupancy	99.5%	99.4%
Base Minimum Rent PSF	¥5,479	¥5,307

(1)
Does not include TRG portfolio.

(2)
See footnote 2 on U.S. Malls and Premium Outlets Operating Information for definition, except Ending Occupancy is calculated on all company owned space.

(3)
See footnote 3 on U.S. Malls and Premium Outlets Operating Information for definition.

(4)
See footnote 4 on U.S. Malls and Premium Outlets Operating Information for definition.

(5)
Includes all international properties.

(6)
Information supplied by the managing venture partner; includes 9 properties.

1Q 2021 SUPPLEMENTAL	21

U.S. MALLS AND PREMIUM OUTLETS LEASE EXPIRATIONS (1)(2)
YEAR	NUMBER OF LEASES EXPIRING	SQUARE FEET	AVG. BASE MINIMUM RENT PSF AT 3/31/21	PERCENTAGE OF GROSS ANNUAL RENTAL REVENUES (3)
Inline Stores and Freestanding
Month to Month Leases	1,142	4,279,025	$54.44	4.2%
2021 (4/1/21 – 12/31/21)	996	3,098,167	$52.98	3.0%
2022	2,656	10,053,052	$51.22	9.7%
2023	2,417	9,546,292	$59.17	9.4%
2024	1,825	7,253,547	$60.02	8.1%
2025	1,480	5,786,887	$65.14	7.2%
2026	1,202	4,915,288	$61.56	5.7%
2027	819	3,249,510	$68.77	4.2%
2028	686	3,080,249	$64.90	3.8%
2029	635	2,669,366	$70.99	3.4%
2030	433	2,002,884	$66.01	2.4%
2031	116	961,433	$44.07	0.8%
2032 and Thereafter	318	1,642,120	$46.64	1.5%
Specialty Leasing Agreements w/ terms in excess of 12 months	2,118	5,608,003	$16.80	1.8%
Anchors
Month to Month Leases	1	138,409	$1.18	0.0%
2021 (4/1/21 – 12/31/21)	—	—	—	—
2022	6	832,954	$3.08	0.1%
2023	16	2,149,747	$6.23	0.3%
2024	16	1,465,287	$8.05	0.2%
2025	17	1,676,634	$6.72	0.2%
2026	14	1,644,195	$4.67	0.2%
2027	8	1,187,375	$4.92	0.1%
2028	6	622,099	$7.12	0.1%
2029	5	556,306	$4.40	0.0%
2030	7	754,336	$8.54	0.1%
2031	5	427,004	$12.18	0.0%
2032 and Thereafter	16	1,614,728	$12.09	0.4%

(1)
Does not include TRG portfolio lease expirations.

(2)
Does not consider the impact of renewal options that may be contained in leases.

(3)
Annual rental revenues represent 2020 consolidated and joint venture combined base rental revenue.

1Q 2021 SUPPLEMENTAL	22

U.S. MALLS AND PREMIUM OUTLETS TOP TENANTS (1)
Top Inline Store Tenants (sorted by percentage of total base minimum rent for U.S. properties)
TENANT	NUMBER OF STORES	SQUARE FEET (000’s)	PERCENT OF TOTAL SQ. FT. IN U.S. PROPERTIES	PERCENT OF TOTAL BASE MINIMUM RENT FOR U.S. PROPERTIES
The Gap, Inc.	318	3,072	1.7%	3.2%
L Brands, Inc.	276	1,709	1.0%	2.2%
PVH Corporation	193	1,278	0.7%	1.7%
Tapestry, Inc.	225	930	0.5%	1.6%
Signet Jewelers, Ltd.	327	471	0.3%	1.5%
Capri Holdings Limited	139	539	0.3%	1.3%
Foot Locker, Inc.	194	914	0.5%	1.3%
American Eagle Outfitters, Inc	189	1,210	0.7%	1.3%
Luxottica Group SPA	349	628	0.4%	1.3%
VF Corporation	181	764	0.4%	1.1%
Top Anchors (sorted by percentage of total square footage in U.S. properties) (2)
TENANT	NUMBER OF STORES	SQUARE FEET (000’s)	PERCENT OF TOTAL SQ. FT. IN U.S. PROPERTIES	PERCENT OF TOTAL BASE MINIMUM RENT FOR U.S. PROPERTIES
Macy’s Inc.	98	18,893	10.6%	0.3%
J.C. Penney Co., Inc.	52	8,606	4.8%	0.2%
Dillard’s, Inc.	33	6,089	3.4%	*
Nordstrom, Inc.	24	4,103	2.3%	0.1%
Dick’s Sporting Goods, Inc.	33	2,254	1.3%	0.5%
The Neiman Marcus Group, Inc.	11	1,365	0.8%	*
Belk, Inc.	7	1,194	0.7%	*
Hudson’s Bay Company	8	943	0.5%	0.1%
Target Corporation	6	831	0.5%	0.1%
Sears	4	781	0.4%	*
Von Maur, Inc.	6	768	0.4%	*

(1)
Does not include TRG portfolio top tenants.

(2)
Includes space leased and owned by anchors in U.S. Malls; does not include Bloomingdale’s The Outlet Store, Neiman Marcus Last Call, Nordstrom Rack, and Saks Fifth Avenue Off 5th.

*
Less than one-tenth of one percent.

1Q 2021 SUPPLEMENTAL	23

CAPITAL EXPENDITURES(1)
(In thousands)
		UNCONSOLIDATED PROPERTIES
	CONSOLIDATED PROPERTIES	TOTAL	OUR SHARE
New development projects	$12,795	$57,758	$16,776
Redevelopment projects with incremental square footage and/or anchor replacement	43,389	25,477	12,245
Redevelopment projects with no incremental square footage (2)	6,672	2,786	1,411
Subtotal new development and redevelopment projects	62,856	86,021	30,432
Tenant allowances	16,673	15,321	7,750
Operational capital expenditures at properties:
CAM expenditures	3,451	6,793	3,021
Non-CAM expenditures	8	2,238	1,157
Totals	$82,988	$110,373	$42,360
Conversion from accrual to cash basis	31,820	15,898	6,102
Capital Expenditures for the Three Months Ended 3/31/21(3)	$114,808	$126,271	$48,462
Capital Expenditures for the Three Months Ended 3/31/20(3)	$213,214	$161,555	$75,549

(1)
Does not include TRG portfolio capital expenditures.

(2)
Includes restoration projects as a result of property damage from natural disasters.

(3)
Agrees with the line item “Capital expenditures” on the Combined Statements of Cash Flows for the consolidated properties. No statement of cash flows is prepared for the joint venture properties; however, the above reconciliation was completed in the same manner as the reconciliation for the consolidated properties.

1Q 2021 SUPPLEMENTAL	24

DEVELOPMENT ACTIVITY SUMMARY(1)(2)
As of March 31, 2021
(in thousands, except percent)

PLATFORM PROJECT TYPE	OUR SHARE OF NET INVESTMENT	EXPECTED STABILIZED RATE OF RETURN	Actual Investment thru Q1 2021	Forecasted Investment Q2 - Q4	Forecasted Investment FY 2021	Forecasted Investment FY 2022	Forecasted Total Investment 2021 - 2022
Malls
Redevelopments	$336,902	6%	$21,981	$127,078	$149,059	$63,593	$212,652
Premium Outlets
New Developments – International	$44,960	7%	$1,264	$10,644	$11,908	$1,600	$13,508
Redevelopments – International	$22,051	9%	$234	$17,091	$17,325	$4,611	$21,936
The Mills
Redevelopments	$27,963	11%	$2,552	$6,308	$8,860	$444	$9,304
Total Investment (2)	$431,876	7%	$26,031	$161,121	$187,152	$70,284	$257,400
Less funding from: Construction Loans,
International JV Cash on hand, etc.	$(97,460)		$(3,847)	$(34,150)	$(37,997)	$(6,211)	$(44,208)
Total Net Cash Investment	$334,416		$22,184	$126,971	$149,155	$64,037	$213,192
Notes:
(1)
Does not include TRG.

(2)
Our share of Net Investment includes $172M of previous investment that was in CIP as of December 31, 2020. Projects that were previously suspended due to COVID-19 are reflected net of costs incurred prior to restart.

1Q 2021 SUPPLEMENTAL	25

COMMON AND PREFERRED STOCK INFORMATION
CHANGES IN COMMON SHARE AND LIMITED PARTNERSHIP UNIT OWNERSHIP
For the Period December 31, 2020 through March 31, 2021
	COMMON SHARES(1)	LIMITED PARTNERSHIP UNITS(2)
Number Outstanding at December 31, 2020	328,501,416	47,322,212
First Quarter Activity
Redemption of Limited Partnership Units for Cash	—	(316)
Restricted Stock/Restricted Stock Unit Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	37,976	—
Number Outstanding at March 31, 2021	328,539,392	47,321,896
Number of Limited Partnership Units and Common Shares at March 31, 2021	375,861,288
PREFERRED STOCK/UNITS OUTSTANDING AS OF MARCH 31, 2021
($ in 000’s, except per share amounts)
ISSUER	DESCRIPTION	NUMBER OF SHARES/UNITS	PER SHARE LIQUIDATION PREFERENCE	AGGREGATE LIQUIDATION PREFERENCE	TICKER SYMBOL
Preferred Stock:
Simon Property Group, Inc.	Series J 8.375% Cumulative Redeemable(4)	796,948	$50.00	$39,847	SPGPrJ
Preferred Units:
Simon Property Group, L.P.	7.50% Cumulative Redeemable(5)	255,373	$100.00	$25,537	N/A

(1)
Excludes Limited Partnership preferred units relating to preferred stock outstanding.

(2)
Excludes units owned by the Company (shown here as Common Shares) and Limited Partnership Units not exchangeable for common shares.

(3)
Represents restricted stock/restricted stock unit awards and earned LTIP units issued pursuant to the Operating Partnership’s 1998 Stock Incentive Plan and 2019 Stock Incentive Plan, net of forfeitures.

(4)
Each share is redeemable on or after October 15, 2027. The shares are traded on the New York Stock Exchange. The closing price on March 31, 2021 was $69.34 per share.

(5)
Each preferred unit is redeemable upon the occurrence of certain tax triggering events.

1Q 2021 SUPPLEMENTAL	26

CREDIT PROFILE(1)

NET DEBT ($ BILLIONS)

Non-Recourse Mortgage Net Debt[2]
Unsecured Net Debt
35.0
30.0
25.0
20.0
15.0
10.0
5.0
0.0
29.6
16.3
13.3
29.3
16.0
13.3
30.1
16.6
13.5
32.2
2.0
16.8
13.4
31.5
18.4
13.1
2017
2018
2019
2020[3]
3/31/2021

FIXED CHARGE COVERAGE (X)

6.0
5.0
4.0
3.0
2.0
1.0
0.0
5.0
5.1
5.3
4.2
4.0
2017
2018
2019
2020
TTM 3/31/2021

UNSECURED INTEREST COVERAGE (X)

7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
6.2
6.4
6.9
5.3
5.2
2017
2018
2019
2020
TTM 3/31/2021

FFO PAYOUT RATIO (%)

80%
75%
70%
65%
60%
55%
50%
45%
40%
64%
65%
69%
66%
59%
2017[4]
2018
2019[4]
2020
TTM 3/31/2021

WEIGHTED AVERAGE INTEREST RATE (%)

4.00%
3.80%
3.60%
3.40%
3.20%
3.00%
3.40%
3.50%
3.33%
3.14%
3.18%
2017
2018
2019
2020
3/31/2021

WEIGHTED AVERAGE YEARS TO MATURITY (YRS)

7.4
6.9
6.4
5.9
5.4
6.6
6.2
6.7
6.6
7.0
2017
2018
2019
2020
3/31/2021

(1)
Does not include TRG portfolio and corporate debt.

(2)
Non-recourse mortgage net debt includes our pro-rata share of consolidated non-recourse mortgage debt and our pro-rata share of joint venture non-recourse mortgage debt.

(3)
Includes the $2.0 billion term loan drawn for the purpose of funding Taubman acquisition, which closed on December 29, 2020; no other data is adjusted to reflect acquisition.

(4)
Includes a charge for loss on extinguishment of debt of  $0.36 per share in 2017 and $0.33 per share in 2019.

1Q 2021 SUPPLEMENTAL	27

SUPPLEMENTAL Corporate Credit Ratios
All figures at SPG Share, except where indicated	AS OF MARCH 31, 2021	AS OF DECEMBER 31, 2020
Unsecured Consolidated Debt	$19,350,864	$19,784,862
Less: Consolidated Cash	917,806	1,011,613
UNSECURED CONSOLIDATED (CORPORATE) NET DEBT	$18,433,058	$18,773,249
	Twelve Months Ending MARCH 31, 2021	Twelve Months Ending DECEMBER 31, 2020
Operating Income Before Other Items	$1,921,552	$1,971,809
Depreciation and Amortization	1,305,484	1,318,008
EBITDA of Consolidated Entities	3,227,036	3,289,817
Joint Venture Unencumbered EBITDA (1)	68,716	44,829
Less: Encumbered EBITDA of Consolidated Entities	(638,330)	(665,909)
UNENCUMBERED EBITDA	$2,657,422	$2,668,737
EBITDA Less Interest Expense of Encumbered Consolidated Assets	381,332	393,401
EBITDA Less Interest Expense of Joint Venture Assets (1)	591,078	577,515
FFO of Investments	207,239	203,900
CORPORATE FUNDS AVAILABLE TO SERVICE UNSECURED DEBT	$3,837,071	$3,843,553
Consolidated Interest Expense	$798,789	$784,400
Less: Minority Interest	(7,567)	(7,509)
Less: Non-Recourse Consolidated Interest Expense	(256,997)	(272,508)
UNSECURED (CORPORATE) INTEREST EXPENSE	$534,225	$504,383
RATIOS(2)
Corporate Net Debt to Corporate Funds Available(3)	4.8x	4.9x
Corporate Funds Available to Corporate Interest Expense Coverage Ratio(4)	7.2x	7.6x

(1)
Represents property level joint ventures and excludes retail investments and Klépierre.

(2)
Ratios calculated based on measures above; not intended to represent ratio calculations in line with indentures dated June 7, 2005 and later.

(3)
Defined as Unsecured Consolidated Net Debt to Funds Available to Service Unsecured Debt.

(4)
Defined as Funds Available to Service Unsecured Debt to Unsecured Interest Expense.

1Q 2021 SUPPLEMENTAL	28

SUMMARY OF INDEBTEDNESS(1)
As of March 31, 2021
(In thousands)
	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Consolidated Indebtedness
Mortgage Debt
Fixed Rate	$5,637,122	$5,484,935	3.81%	3.9
Variable Rate Debt	1,127,204	1,089,415	2.17%	2.1
Total Mortgage Debt	6,764,326	6,574,350	3.54%	3.6
Unsecured Debt
Fixed Rate	18,845,549	18,845,549	2.96%	9.4
Revolving Credit Facility – USD Currency	125,000	125,000	0.81%	4.2
Total Revolving Credit Facilities	125,000	125,000	0.81%	4.2
Global Commercial Paper – USD	500,000	500,000	0.22%	0.2
Total Unsecured Debt	19,470,549	19,470,549	2.87%	9.4
Premium	33,334	33,334
Discount	(56,501)	(56,501)
Debt Issuance Costs	(119,958)	(119,005)
Other Debt Obligations	64,770	64,770
Consolidated Mortgages and Unsecured Indebtedness (2)	$26,156,520	$25,967,497	3.04%	7.9
Joint Venture Indebtedness
Mortgage Debt
Fixed Rate	$13,462,797	$6,266,390	3.86%	3.9
Floating Rate Debt (Hedged) (2)	430,039	180,021	2.20%	5.9
Variable Rate Debt	1,227,052	516,653	2.00%	2.4
TMLP Debt (3)	376,421	146,422	—	—
Total Mortgage Debt	15,496,309	7,109,486	3.68%	3.8
Debt Issuance Costs	(33,406)	(15,549)
Joint Venture Mortgages and Other Indebtedness (2)	$15,462,903	$7,093,937	3.68%	3.8
Our Share of Total Indebtedness		$33,061,434	3.18%	7.0
	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Summary of Our Share of Fixed and Variable Rate Debt
Consolidated
Fixed	95.4%	$24,773,272	3.36%	8.3
Variable	4.6%	1,194,225	2.03%	2.4
	100.0%	25,967,497	3.04%	7.9
Joint Venture
Fixed	90.2%	$6,400,011	3.86%	3.9
Variable	9.8%	693,926	2.05%	2.2
	100.0%	7,093,937	3.68%	3.8
Total Debt		$33,061,434
Total Fixed Debt	94.3%	$31,173,283	3.24%	7.4
Total Variable Debt	5.7%	$1,888,151	2.04%	2.4

(1)
Does not include TRG secured and corporate debt.

(2)
Amounts give effect to outstanding derivative instruments as footnoted in the Property and Debt Information.

(3)
See footnote 10 on the Property and Debt information.

TOTAL DEBT AMORTIZATION AND MATURITIES BY YEAR (OUR SHARE)(1)
As of March 31, 2021
In thousands)
YEAR	OUR SHARE OF UNSECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING UNSECURED CONSOLIDATED DEBT	OUR SHARE OF SECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING SECURED CONSOLIDATED DEBT	OUR SHARE OF UNCONSOLIDATED JOINT VENTURE DEBT	WEIGHTED AVERAGE RATE OF MATURING UNCONSOLIDATED JOINT VENTURE DEBT	OUR SHARE OF TOTAL DEBT	TOTAL WEIGHTED AVERAGE RATE OF MATURING DEBT
2021	$500,000	0.22%	$1,133,940	3.15%	$571,354	4.40%	$2,205,294	2.83%
2022	2,029,581	2.01%	547,829	3.07%	1,084,291	4.03%	3,661,701	2.75%
2023	1,100,000	2.75%	718,385	3.85%	689,023	3.12%	2,507,408	3.17%
2024	2,500,000	2.92%	391,672	3.76%	1,255,025	3.43%	4,146,697	3.14%
2025	1,811,387	2.59%	1,218,158	3.46%	877,770	3.29%	3,907,315	3.01%
2026	1,550,000	3.28%	2,169,925	3.87%	1,141,338	3.76%	4,861,263	3.65%
2027	1,500,000	3.38%	145,000	4.00%	454,882	3.22%	2,099,882	3.38%
2028	800,000	1.75%	54,174	3.85%	738,933	4.11%	1,593,107	2.91%
2029	1,250,000	2.45%	195,267	2.00%	—	—	1,445,267	2.39%
2030	750,000	2.65%	—	—	225,250	3.12%	975,250	2.76%
2031	700,000	2.20%	—	—	39,148	3.95%	739,148	2.29%
Thereafter	4,979,581	3.74%	—	—	32,472	4.46%	5,012,053	3.75%
Face Amounts of Indebtedness	$19,470,549	2.87%	$6,574,350	3.54%	$7,109,486	3.68%	$33,154,385	3.17%
Premiums (Discounts) on Indebtedness, Net	(26,401)		3,234		—		(23,167)
Debt Issuance Costs	(93,284)		(25,721)		(15,549)		(134,554)
Other Debt Obligations	—		64,770		—		64,770
Our Share of Total Indebtedness	$19,350,864		$6,616,633		$7,093,937		$33,061,434

(1)
Does not include TRG.

1Q 2021 SUPPLEMENTAL	30

Unsecured Debt Information
As of March 31, 2021
	Debt Information
	Maturity Date		Interest Rate(1)	Type	Indebtedness ($ in 000’s) Total
Unsecured Indebtedness:
Global Commercial Paper – USD	05/28/21	(2)	0.22%	Fixed	500,000
Simon Property Group, LP (Sr. Notes)	01/30/22		2.35%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	06/15/22		2.63%	Fixed	600,000
Simon Property Group, LP (Euro Sr. Notes)	11/18/22	(3)	1.38%	Fixed	879,581
Simon Property Group, LP (Sr. Notes)	02/01/23		2.75%	Fixed	500,000
Simon Property Group, LP (Sr. Notes)	06/01/23		2.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	02/01/24		3.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	09/13/24		2.00%	Fixed	1,000,000
Simon Property Group, LP (Sr. Notes)	10/01/24		3.38%	Fixed	900,000
Simon Property Group, LP (Euro Sr. Notes)	05/13/25	(4)	1.25%	Fixed	586,387
Revolving Credit Facility – USD Currency	06/30/25	(5)	0.81%	Variable	125,000
Simon Property Group, LP (Sr. Notes)	09/01/25		3.50%	Fixed	1,100,000
Simon Property Group, LP (Sr. Notes)	01/15/26		3.30%	Fixed	800,000
Simon Property Group, LP (Sr. Notes)	11/30/26		3.25%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	06/15/27		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	12/01/27		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	02/01/28		1.75%	Fixed	800,000
Simon Property Group, LP (Sr. Notes)	09/13/29		2.45%	Fixed	1,250,000
Simon Property Group, LP (Sr. Notes)	07/15/30		2.65%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	02/01/31		2.20%	Fixed	700,000
Simon Property Group, LP (Euro Sr. Notes)	03/19/33	(3)	1.13%	Fixed	879,581
Simon Property Group, LP (Sr. Notes)	02/01/40		6.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	03/15/42		4.75%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	10/01/44		4.25%	Fixed	400,000
Simon Property Group, LP (Sr. Notes)	11/30/46		4.25%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	09/13/49		3.25%	Fixed	1,250,000
Simon Property Group, LP (Sr. Notes)	07/15/50		3.80%	Fixed	750,000
Total Unsecured Indebtedness at Face Value					$19,470,549(6)

(1)
Variable rate debt interest rates are based on the following base rates as of March 31, 2021: 1M LIBOR at 0.11%; 1M EUR LIBOR at -.58%; 3M EURIBOR at -.54%; 6M EURIBOR at -.51%; 3M GBP LIBOR at 0.088%; 1M JPY TIBOR at 0.08%; 6M JPY TIBOR at .13%; 1M JPY LIBOR at -0.08%; 1M CDOR at .41%; and Cost of Funds Rate at 3.52%.

(2)
Reflects the weighted average maturity date and weighted average interest rate of all outstanding tranches of Commercial Paper at March 31, 2021.

(3)
Amount shown in USD equivalent; EUR equivalent is 750.0 million.

(4)
Amount shown in USD equivalent; EUR equivalent is 500.0 million.

(5)
Includes applicable extensions available at our option.

(6)
Also represents our share of Total Unsecured Indebtedness.

1Q 2021 SUPPLEMENTAL	31

Property and Debt Information
As of March 31, 2021
							Debt Information
	Property Name	State	City (CBSA)	Legal Ownership		Total Square Feet	Maturity Date		Interest Rate (1)	Type	Indebtedness ($ in 000's)
											Total	Our Share
	Malls
1.	Apple Blossom Mall	VA	Winchester	49.1%		473,933	(2)
2.	Auburn Mall	MA	Auburn	56.4%		499,467	(2)
3.	Aventura Mall(3)	FL	Miami Beach (Miami)	33.3%		2,125,983	07/01/28		4.12%	Fixed	1,750,000	583,333
4.	Barton Creek Square	TX	Austin	100.0%		1,452,291	(2)
5.	Battlefield Mall	MO	Springfield	100.0%		1,203,129	09/01/22		3.95%	Fixed	112,039	112,039
6.	Bay Park Square	WI	Green Bay	100.0%		682,182	(2)
7.	Brea Mall	CA	Brea (Los Angeles)	100.0%		1,282,015	(2)
8.	Briarwood Mall	MI	Ann Arbor	50.0%		977,825	09/01/26		3.29%	Fixed	165,000	82,500
9.	Brickell City Centre	FL	Miami	25.0%		475,761	(2)
10.	Broadway Square	TX	Tyler	100.0%		604,726	(2)
11.	Burlington Mall	MA	Burlington (Boston)	100.0%		1,185,421	(2)
12.	Cape Cod Mall	MA	Hyannis	56.4%		709,052	05/06/21		5.75%	Fixed	84,204	47,466
13.	Castleton Square	IN	Indianapolis	100.0%		1,384,538	(2)
14.	Cielo Vista Mall	TX	El Paso	100.0%		1,244,623	(2)
15.	Coconut Point	FL	Estero	50.0%		1,205,043	10/01/26		3.95%	Fixed	181,872	90,936
16.	College Mall	IN	Bloomington	100.0%		609,768	(2)
17.	Columbia Center	WA	Kennewick	100.0%		815,027	(2)
18.	Copley Place	MA	Boston	94.4%	(4)	1,263,379	(2)
19.	Coral Square	FL	Coral Springs (Miami)	97.2%		943,878	(2)
20.	Cordova Mall	FL	Pensacola	100.0%		926,339	(2)
21.	Dadeland Mall	FL	Miami	50.0%		1,498,971	12/05/21		4.50%	Fixed	389,174	194,587
22.	Del Amo Fashion Center	CA	Torrance (Los Angeles)	50.0%		2,519,441	06/01/27		3.66%	Fixed	585,000	292,500
23.	Domain, The	TX	Austin	100.0%		1,232,954	08/01/21		5.44%	Fixed	175,406	175,406
24.	Empire Mall	SD	Sioux Falls	100.0%		1,128,431	12/01/25		4.31%	Fixed	182,936	182,936
25.	Falls, The	FL	Miami	50.0%		706,849	09/01/26		3.45%	Fixed	150,000	75,000
26.	Fashion Centre at Pentagon City, The	VA	Arlington (Washington, DC)	42.5%		1,037,131	07/01/21	(25)	5.11%	Fixed	40,000	17,000
							07/01/21	(25)	4.87%	Fixed	410,000	174,250
27.	Fashion Mall at Keystone, The	IN	Indianapolis	100.0%		716,478	(2)
28.	Fashion Valley	CA	San Diego	50.0%		1,729,103	02/01/26	(5)	3.75%	Fixed	415,000	207,500
29.	Firewheel Town Center	TX	Garland (Dallas)	100.0%		996,253	(2)
30.	Florida Mall, The	FL	Orlando	50.0%		1,724,944	03/05/22		5.25%	Fixed	302,900	151,450
31.	Forum Shops at Caesars Palace, The	NV	Las Vegas	100.0%		659,851	(2)
32.	Galleria, The	TX	Houston	50.4%		2,016,343	03/01/25		3.55%	Fixed	1,200,000	604,440
33.	Greenwood Park Mall	IN	Greenwood (Indianapolis)	100.0%		1,288,799	(2)
34.	Haywood Mall	SC	Greenville	100.0%		1,237,555	(2)
35.	Ingram Park Mall	TX	San Antonio	100.0%		1,125,187	06/01/21		5.38%	Fixed	121,455	121,455
36.	King of Prussia	PA	King of Prussia (Philadelphia)	100.0%		2,670,672	(2)
37.	La Plaza Mall	TX	McAllen	100.0%		1,310,815	(2)
38.	Lakeline Mall	TX	Cedar Park (Austin)	100.0%		1,099,056	(2)

1Q 2021 SUPPLEMENTAL	32

Property and Debt Information
As of March 31, 2021
							Debt Information
	Property Name	State	City (CBSA)	Legal Ownership		Total Square Feet	Maturity Date		Interest Rate (1)	Type	Indebtedness ($ in 000's)
											Total	Our Share
39.	Lehigh Valley Mall	PA	Whitehall	50.0%		1,196,769	11/01/27		4.06%	Fixed	188,178	94,089
40.	Lenox Square	GA	Atlanta	100.0%		1,556,515	(2)
41.	Livingston Mall	NJ	Livingston (New York)	100.0%		968,748	(2)
42.	Mall at Rockingham Park, The	NH	Salem (Boston)	28.2%		1,064,794	06/01/26		4.04%	Fixed	262,000	73,845
43.	Mall of Georgia	GA	Buford (Atlanta)	100.0%		1,840,175	(2)
44.	Mall of New Hampshire, The	NH	Manchester	56.4%		803,783	07/01/25		4.11%	Fixed	150,000	84,555
45.	McCain Mall	AR	N. Little Rock	100.0%		793,612	(2)
46.	Meadowood Mall	NV	Reno	50.0%		928,920	11/06/21		5.82%	Fixed	107,111	53,555
47.	Menlo Park Mall	NJ	Edison (New York)	100.0%		1,331,615	(2)
48.	Miami International Mall	FL	Miami	47.8%		1,082,777	02/06/24		4.42%	Fixed	160,000	76,442
49.	Midland Park Mall	TX	Midland	100.0%		643,847	09/06/22		4.35%	Fixed	71,332	71,332
50.	Miller Hill Mall	MN	Duluth	100.0%		829,535	(2)
51.	North East Mall	TX	Hurst (Dallas)	100.0%		1,667,776	(2)
52.	Northgate	WA	Seattle	100.0%		416,140	(2)
53.	Northshore Mall	MA	Peabody (Boston)	56.4%		1,504,685	07/05/23		3.30%	Fixed	228,161	128,615
54.	Ocean County Mall	NJ	Toms River (New York)	100.0%		881,729	(2)
55.	Orland Square	IL	Orland Park (Chicago)	100.0%		1,229,884	(2)
56.	Oxford Valley Mall	PA	Langhorne (Philadelphia)	85.5%		1,340,491	03/06/21	(26)	4.77%	Fixed	32,779	28,039
57.	Penn Square Mall	OK	Oklahoma City	94.5%		1,083,835	01/01/26		3.84%	Fixed	310,000	292,938
58.	Pheasant Lane Mall	NH	Nashua	(6)		979,563	(2)
59.	Phipps Plaza	GA	Atlanta	100.0%		781,845	(2)
60.	Plaza Carolina	PR	Carolina (San Juan)	100.0%		1,157,716	07/27/21		1.21%	Variable	225,000	225,000
61.	Prien Lake Mall	LA	Lake Charles	100.0%		719,054	(2)
62.	Quaker Bridge Mall	NJ	Lawrenceville	50.0%		1,081,265	05/01/26		4.50%	Fixed	180,000	90,000
63.	Rockaway Townsquare	NJ	Rockaway (New York)	100.0%		1,246,023	(2)
64.	Roosevelt Field	NY	Garden City (New York)	100.0%		2,346,586	(2)
65.	Ross Park Mall	PA	Pittsburgh	100.0%		1,234,152	(2)
66.	Santa Rosa Plaza	CA	Santa Rosa	100.0%		693,325	(2)
67.	Shops at Chestnut Hill, The	MA	Chestnut Hill (Boston)	94.4%		470,071	11/01/23		4.69%	Fixed	120,000	113,328
68.	Shops at Clearfork, The	TX	Fort Worth	45.0%		549,182	03/11/30	(5)(27)	2.81%	Fixed	145,000	65,250
69.	Shops at Crystals, The	NV	Las Vegas	50.0%		270,559	07/01/26		3.74%	Fixed	550,000	275,000
70.	Shops at Mission Viejo, The	CA	Mission Viejo (Los Angeles)	51.0%		1,236,029	02/01/23		3.61%	Fixed	295,000	150,450
71.	Shops at Nanuet, The	NY	Nanuet	100.0%		757,952	(2)
72.	Shops at Riverside, The	NJ	Hackensack (New York)	100.0%		707,550	02/01/23		3.37%	Fixed	130,000	130,000
73.	Smith Haven Mall	NY	Lake Grove (New York)	25.0%	(7)	1,296,562	03/31/24	(5)	3.25%	Variable	171,750	42,938
74.	Solomon Pond Mall	MA	Marlborough (Boston)	56.4%		887,390	11/01/22		4.01%	Fixed	92,022	51,873
75.	South Hills Village	PA	Pittsburgh	100.0%		1,128,979	(2)
76.	South Shore Plaza	MA	Braintree (Boston)	100.0%		1,590,717	(2)
77.	Southdale Center	MN	Edina (Minneapolis)	100.0%		1,246,157	04/01/23		3.84%	Fixed	137,278	137,278

1Q 2021 SUPPLEMENTAL	33

Property and Debt Information
As of March 31, 2021
							Debt Information
	Property Name	State	City (CBSA)	Legal Ownership		Total Square Feet	Maturity Date		Interest Rate (1)	Type	Indebtedness ($ in 000's)
											Total	Our Share
78.	SouthPark	NC	Charlotte	100.0%		1,684,663	(2)
79.	Springfield Mall (3)	PA	Springfield (Philadelphia)	50.0%		610,113	10/06/25		4.45%	Fixed	59,038	29,519
80.	St. Charles Towne Center	MD	Waldorf (Washington, DC)	100.0%		980,342	(2)
81.	St. Johns Town Center	FL	Jacksonville	50.0%		1,453,557	09/11/24		3.82%	Fixed	350,000	175,000
82.	Stanford Shopping Center	CA	Palo Alto (San Jose)	94.4%	(4)	1,287,951	(2)
83.	Stoneridge Shopping Center	CA	Pleasanton (San Francisco)	49.9%		1,299,711	09/05/26		3.50%	Fixed	330,000	164,670
84.	Summit Mall	OH	Akron	100.0%		776,693	10/01/26		3.31%	Fixed	85,000	85,000
85.	Tacoma Mall	WA	Tacoma (Seattle)	100.0%		1,240,372	(2)
86.	Tippecanoe Mall	IN	Lafayette	100.0%		864,844	(2)
87.	Town Center at Boca Raton	FL	Boca Raton (Miami)	100.0%		1,778,689	(2)
88.	Towne East Square	KS	Wichita	100.0%		1,144,884	(2)
89.	Treasure Coast Square	FL	Jensen Beach	100.0%		876,178	(2)
90.	Tyrone Square	FL	St. Petersburg (Tampa)	100.0%		960,570	(2)
91.	University Park Mall	IN	Mishawaka	100.0%		918,320	(2)
92.	Walt Whitman Shops	NY	Huntington Station (New York)	100.0%		1,084,567	(2)
93.	West Town Mall	TN	Knoxville	50.0%		1,281,753	07/01/22		4.37%	Fixed	206,071	103,036
94.	Westchester, The	NY	White Plains (New York)	40.0%		806,052	02/01/30		3.25%	Fixed	400,000	160,000
95.	White Oaks Mall	IL	Springfield	80.7%		942,836	06/01/24	(5)	2.86%	Variable	46,298	37,352
96.	Wolfchase Galleria	TN	Memphis	94.5%		1,151,301	11/01/26		4.15%	Fixed	155,152	146,612
97.	Woodfield Mall	IL	Schaumburg (Chicago)	50.0%		2,155,097	03/05/24		4.50%	Fixed	395,627	197,814
98.	Woodland Hills Mall	OK	Tulsa	94.5%		1,096,442	(2)
	Total Mall Square Footage					110,704,455

	Lifestyle Centers
1.	ABQ Uptown	NM	Albuquerque	100.0%		228,563	(2)
2.	Hamilton Town Center	IN	Noblesville (Indianapolis)	50.0%		675,178	04/01/22		4.81%	Fixed	75,818	37,909
3.	Pier Park	FL	Panama City Beach	65.6%		948,329	(2)
4.	University Park Village	TX	Fort Worth	100.0%		169,992	05/01/28		3.85%	Fixed	54,174	54,174
	Total Lifestyle Centers Square Footage					2,022,062

1Q 2021 SUPPLEMENTAL	34

Property and Debt Information
As of March 31, 2021
						Debt Information
	Property Name	State	City (CBSA)	Legal Ownership	Total Square Feet	Maturity Date	Interest Rate (1)	Type	Indebtedness ($ in 000's)
									Total	Our Share
	Premium Outlets
1.	Albertville Premium Outlets	MN	Albertville (Minneapolis)	100.0%	337,689	(2)
2.	Allen Premium Outlets	TX	Allen (Dallas)	100.0%	544,246	(2)
3.	Aurora Farms Premium Outlets	OH	Aurora (Cleveland)	100.0%	271,298	(2)
4.	Birch Run Premium Outlets	MI	Birch Run (Detroit)	100.0%	593,931	02/06/26	4.21%	Fixed	123,000	123,000
5.	Camarillo Premium Outlets	CA	Camarillo (Los Angeles)	100.0%	686,115	(2)
6.	Carlsbad Premium Outlets	CA	Carlsbad (San Diego)	100.0%	289,087	(2)
7.	Carolina Premium Outlets	NC	Smithfield (Raleigh)	100.0%	438,752	12/01/22	3.36%	Fixed	41,439	41,439
8.	Charlotte Premium Outlets	NC	Charlotte	50.0%	398,345	07/01/28	4.27%	Fixed	100,000	50,000
9.	Chicago Premium Outlets	IL	Aurora (Chicago)	100.0%	687,334	(2)
10.	Cincinnati Premium Outlets	OH	Monroe (Cincinnati)	100.0%	398,958	(2)
11.	Clarksburg Premium Outlets	MD	Clarksburg (Washington, DC)	66.0%	390,147	01/01/28	3.95%	Fixed	160,000	105,600
12.	Clinton Crossing Premium Outlets	CT	Clinton	100.0%	276,224	(2)
13.	Denver Premium Outlets	CO	Thornton (Denver)	100.0%	328,100	(2)
14.	Desert Hills Premium Outlets	CA	Cabazon (Palm Springs)	100.0%	655,235	(2)
15.	Ellenton Premium Outlets	FL	Ellenton (Tampa)	100.0%	477,162	12/01/25	4.30%	Fixed	178,000	178,000
16.	Folsom Premium Outlets	CA	Folsom (Sacramento)	100.0%	298,038	(2)
17.	Gilroy Premium Outlets	CA	Gilroy (San Jose)	100.0%	578,505	(2)
18.	Gloucester Premium Outlets	NJ	Blackwood (Philadelphia)	50.0%	378,530	03/01/23	1.61%	Variable	86,000	43,000
19.	Grand Prairie Premium Outlets	TX	Grand Prairie (Dallas)	100.0%	423,703	04/01/23	3.66%	Fixed	108,470	108,470
20.	Grove City Premium Outlets	PA	Grove City (Pittsburgh)	100.0%	531,108	12/01/25	4.31%	Fixed	140,000	140,000
21.	Gulfport Premium Outlets	MS	Gulfport	100.0%	300,155	12/01/25	4.35%	Fixed	50,000	50,000
22.	Hagerstown Premium Outlets	MD	Hagerstown (Baltimore/ Washington, DC)	100.0%	485,587	02/06/26	4.26%	Fixed	72,955	72,955
23.	Houston Premium Outlets	TX	Cypress (Houston)	100.0%	542,481	(2)
24.	Indiana Premium Outlets	IN	Edinburgh (Indianapolis)	100.0%	378,024	(2)
25.	Jackson Premium Outlets	NJ	Jackson (New York)	100.0%	285,603	(2)
26.	Jersey Shore Premium Outlets	NJ	Tinton Falls (New York)	100.0%	434,500	(2)
27.	Johnson Creek Premium Outlets	WI	Johnson Creek	100.0%	277,672	(2)
28.	Kittery Premium Outlets	ME	Kittery	100.0%	259,493	(2)
29.	Las Americas Premium Outlets	CA	San Diego	100.0%	554,053	(2)
30.	Las Vegas North Premium Outlets	NV	Las Vegas	100.0%	676,270	(2)
31.	Las Vegas South Premium Outlets	NV	Las Vegas	100.0%	535,721	(2)
32.	Lee Premium Outlets	MA	Lee	100.0%	224,731	06/01/26 (8)	4.17%	Fixed	49,410	49,410

1Q 2021 SUPPLEMENTAL	35

Property and Debt Information
As of March 31, 2021
						Debt Information
	Property Name	State	City (CBSA)	Legal Ownership	Total Square Feet	Maturity Date		Interest Rate (1)	Type	Indebtedness ($ in 000's)
										Total	Our Share
33.	Leesburg Premium Outlets	VA	Leesburg (Washington, DC)	100.0%	478,218	(2)
34.	Lighthouse Place Premium Outlets	IN	Michigan City (Chicago, IL)	100.0%	454,787	(2)
35.	Merrimack Premium Outlets	NH	Merrimack	100.0%	408,892	07/01/23		3.78%	Fixed	115,682	115,682
36.	Napa Premium Outlets	CA	Napa	100.0%	179,427	(2)
37.	Norfolk Premium Outlets	VA	Norfolk	65.0%	332,281	(2)
38.	North Bend Premium Outlets	WA	North Bend (Seattle)	100.0%	223,622	(2)
39.	North Georgia Premium Outlets	GA	Dawsonville (Atlanta)	100.0%	540,752	(2)
40.	Orlando International Premium Outlets	FL	Orlando	100.0%	773,529	(2)
41.	Orlando Vineland Premium Outlets	FL	Orlando	100.0%	656,784	(2)
42.	Petaluma Village Premium Outlets	CA	Petaluma (San Francisco)	100.0%	201,855	(2)
43.	Philadelphia Premium Outlets	PA	Limerick (Philadelphia)	100.0%	549,155	(2)
44.	Phoenix Premium Outlets	AZ	Chandler (Phoenix)	100.0%	356,508	(2)
45.	Pismo Beach Premium Outlets	CA	Pismo Beach	100.0%	147,603	09/06/26	(9)	3.33%	Fixed	34,329	34,329
46.	Pleasant Prairie Premium Outlets	WI	Pleasant Prairie (Chicago, IL/ Milwaukee)	100.0%	402,423	09/01/27		4.00%	Fixed	145,000	145,000
47.	Puerto Rico Premium Outlets	PR	Barceloneta	100.0%	349,884	07/26/21		1.21%	Variable	160,000	160,000
48.	Queenstown Premium Outlets	MD	Queenstown (Baltimore)	100.0%	289,695	09/06/26	(9)	3.33%	Fixed	60,308	60,308
49.	Rio Grande Valley Premium Outlets	TX	Mercedes (McAllen)	100.0%	603,929	(2)
50.	Round Rock Premium Outlets	TX	Round Rock (Austin)	100.0%	498,394	(2)
51.	San Francisco Premium Outlets	CA	Livermore (San Francisco)	100.0%	696,896	(2)
52.	San Marcos Premium Outlets	TX	San Marcos (Austin/ San Antonio)	100.0%	735,198	(2)
53.	Seattle Premium Outlets	WA	Tulalip (Seattle)	100.0%	554,515	(2)
54.	Silver Sands Premium Outlets	FL	Destin	50.0%	450,981	06/01/22		3.93%	Fixed	100,000	50,000
55.	St. Augustine Premium Outlets	FL	St. Augustine (Jacksonville)	100.0%	327,720	(2)
56.	St. Louis Premium Outlets	MO	St. Louis (Chesterfield)	60.0%	351,424	10/06/24		4.06%	Fixed	92,712	55,627
57.	Tampa Premium Outlets	FL	Lutz (Tampa)	100.0%	459,686	(2)
58.	Tanger Outlets — Columbus (3)	OH	Sunbury (Columbus)	50.0%	355,244	11/28/22		1.96%	Variable	71,000	35,500
59.	Tanger Outlets — Galveston/Houston (3)	TX	Texas City	50.0%	352,705	07/01/23		1.96%	Variable	64,500	32,250
60.	The Crossings Premium Outlets	PA	Tannersville	100.0%	411,925	12/01/22		3.41%	Fixed	102,651	102,651
61.	Tucson Premium Outlets	AZ	Marana (Tucson)	100.0%	363,480	(2)
62.	Twin Cities Premium Outlets	MN	Eagan	35.0%	408,976	11/06/24		4.32%	Fixed	115,000	40,250
63.	Vacaville Premium Outlets	CA	Vacaville	100.0%	447,305	(2)
64.	Waikele Premium Outlets	HI	Waipahu (Honolulu)	100.0%	219,485	(2)
65.	Waterloo Premium Outlets	NY	Waterloo	100.0%	421,856	(2)
66.	Williamsburg Premium Outlets	VA	Williamsburg	100.0%	522,562	02/06/26		4.23%	Fixed	185,000	185,000
67.	Woodburn Premium Outlets	OR	Woodburn (Portland)	100.0%	389,511	(2)
68.	Woodbury Common Premium Outlets	NY	Central Valley (New York)	100.0%	909,463	(2)
69.	Wrentham Village Premium Outlets	MA	Wrentham (Boston)	100.0%	672,872	(2)
	Total U.S. Premium Outlet Square Footage				30,436,339

1Q 2021 SUPPLEMENTAL	36

Property and Debt Information
As of March 31, 2021
							Debt Information
	Property Name	State	City (CBSA)	Legal Ownership		Total Square Feet	Maturity Date		Interest Rate (1)	Type	Indebtedness ($ in 000's)
											Total	Our Share
	The Mills
1.	Arizona Mills	AZ	Tempe (Phoenix)	100.0%		1,224,702	07/01/21		5.76%	Fixed	144,903	144,903
2.	Arundel Mills	MD	Hanover (Baltimore)	59.3%		1,929,956	02/06/24		4.29%	Fixed	383,500	227,224
3.	Colorado Mills	CO	Lakewood (Denver)	37.5%		1,416,761	11/01/24		4.28%	Fixed	128,276	48,103
							07/01/21		5.04%	Fixed	24,988	9,370
4.	Concord Mills	NC	Concord (Charlotte)	59.3%		1,369,981	11/01/22		3.84%	Fixed	235,000	139,261
5.	Grapevine Mills	TX	Grapevine (Dallas)	59.3%		1,781,244	10/01/24		3.83%	Fixed	268,000	158,817
6.	Great Mall	CA	Milpitas (San Jose)	100.0%		1,368,381	(2)
7.	Gurnee Mills	IL	Gurnee (Chicago)	100.0%		1,802,880	10/01/26		3.99%	Fixed	257,710	257,710
8.	Katy Mills	TX	Katy (Houston)	62.5%	(7)	1,787,323	12/06/22		3.49%	Fixed	140,000	35,000
9.	Mills at Jersey Gardens, The	NJ	Elizabeth	100.0%		1,304,834	11/09/25	(5)	3.35%	Variable	355,000	355,000
10.	Ontario Mills	CA	Ontario (Riverside)	50.0%		1,421,863	03/05/22		4.25%	Fixed	286,695	143,348
11.	Opry Mills	TN	Nashville	100.0%		1,176,999	07/01/26		4.09%	Fixed	375,000	375,000
12.	Outlets at Orange, The	CA	Orange (Los Angeles)	100.0%		866,975	04/01/24		4.22%	Fixed	215,000	215,000
13.	Potomac Mills	VA	Woodbridge (Washington, DC)	100.0%		1,553,605	11/01/26		3.46%	Fixed	416,000	416,000
14.	Sawgrass Mills	FL	Sunrise (Miami)	100.0%		2,329,425	(2)
	Total The Mills Square Footage					21,334,929

	Other Properties
	Calhoun Outlet Marketplace, Circle Centre Mall, Crystal Mall, Dover Mall, Emerald Square, Florida Keys Outlet Marketplace, Gaffney Outlet Marketplace, Liberty Tree Mall, Montgomery Mall, Orlando Outlet Marketplace, Osage Beach Outlet Marketplace, Philadelphia Mills, Southridge Mall, Square One Mall, Sugarloaf Mills, The Avenues, The Mall at Tuttle Crossing							(7)(8)(10)			1,319,264	612,069
	Total Other Properties Square Footage					14,119,424

	TOTAL U.S. SQUARE FOOTAGE (11)(12)					178,617,209

1Q 2021 SUPPLEMENTAL	37

Property and Debt Information
As of March 31, 2021
					DEBT INFORMATION
	PROPERTY NAME	STATE CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ in 000’s)
									TOTAL	OUR SHARE
	International Properties
	AUSTRIA
1.	Parndorf Designer Outlet Phases 3 & 4	Vienna	90.0%	118,000	07/04/29	(13)	2.00%	Fixed	216,963	195,267
	Subtotal Austria Square Footage			118,000
	CANADA
2.	Premium Outlet Collection Edmonton IA	Edmonton (Alberta)	50.0%	422,600	11/30/21	(14)	1.71%	Variable	108,394	54,197
3.	Premium Outlets Montréal	Montréal (Quebec)	50.0%	367,400	06/01/24	(14)	3.08%	Fixed	95,299	47,650
4.	Toronto Premium Outlets	Toronto (Ontario)	50.0%	504,900	05/24/22	(14)	1.61%	Variable	92,298	46,148
					06/01/22	(14)	3.11%	Fixed	135,011	67,506
5.	Vancouver Designer Outlet	Vancouver (British Columbia)	45.0%	326,000	02/28/23	(5)(14)	2.41%	Variable	128,183	57,682
	Subtotal Canada Square Footage			1,620,900
	FRANCE
6.	Provence Designer Outlet	Miramas	90.0%	269,000	07/27/22	(5)(13)	1.60%	Variable	96,050	86,445
	Subtotal France Square Footage			269,000
	GERMANY
7.	Ochtrup Designer Outlet	Ochtrup	70.5%	191,500	06/30/21	(13)	2.49%	Fixed	44,237	31,187
	Subtotal Germany Square Footage			191,500
	ITALY
8.	La Reggia Designer Outlet	Marcianise (Naples)	90.0%	288,000	02/15/22	(13)	2.25%	Variable	151,147	136,032
9.	Noventa Di Piave Designer Outlet	Venice	90.0%	353,000	07/25/25	(13)	1.95%	Fixed	328,025	295,223
	Subtotal Italy Square Footage			641,000
	JAPAN
10.	Ami Premium Outlets	Ami (Tokyo)	40.0%	315,000	09/25/23	(15)	1.56%	Fixed	28,837	11,535
11.	Gotemba Premium Outlets	Gotemba City (Tokyo)	40.0%	659,500	04/08/27	(15)	0.16%	Variable	117,435	46,974
12.	Kobe-Sanda Premium Outlets	Kobe (Osaka)	40.0%	441,000	01/31/23	(15)	0.33%	Variable	8,131	3,252
13.	Rinku Premium Outlets	Izumisano (Osaka)	40.0%	512,500	07/31/22	(15)	0.33%	Variable	9,034	3,614
					07/31/27	(15)	0.30%	Fixed	53,297	21,319
14.	Sano Premium Outlets	Sano (Tokyo)	40.0%	390,800	02/28/25	(15)	0.28%	Fixed	41,102	16,441
15.	Sendai-Izumi Premium Outlets	Izumi Park Town (Sendai)	40.0%	164,200	(2)
16.	Shisui Premium Outlets	Shisui (Chiba)	40.0%	434,600	05/31/23	(15)	0.31%	Variable	25,294	10,118
					11/30/23	(15)	0.31%	Variable	23,487	9,395
					04/08/25	(15)	0.35%	Fixed	45,167	18,067
17.	Toki Premium Outlets	Toki (Nagoya)	40.0%	367,700	11/30/24	(15)	0.28%	Variable	3,162	1,265
					11/30/24	(15)	0.21%	Fixed	23,939	9,576
18.	Tosu Premium Outlets	Fukuoka (Kyushu)	40.0%	328,400	10/31/26	(15)	0.17%	Variable	66,396	26,556
	Subtotal Japan Square Footage			3,613,700

1Q 2021 SUPPLEMENTAL	38

Property and Debt Information
As of March 31, 2021
					DEBT INFORMATION
	PROPERTY NAME	STATE CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ in 000’s)
									TOTAL	OUR SHARE
	KOREA
19.	Busan Premium Outlets	Busan	50.0%	360,200	06/20/23	(16)	3.04%	Fixed	96,501	48,251
20.	Paju Premium Outlets	Paju (Seoul)	50.0%	558,900	07/13/23	(16)	3.36%	Fixed	67,284	33,642
21.	Siheung Premium Outlets	Siheung (Seoul)	50.0%	444,400	03/15/23	(16)	3.28%	Fixed	132,798	66,399
22.	Yeoju Premium Outlets	Yeoju (Seoul)	50.0%	551,600	03/06/23	(16)	3.41%	Fixed	64,626	32,313
	Subtotal South Korea Square Footage			1,915,100
	MALAYSIA
23.	Genting Highlands Premium Outlets	Pahang (Kuala Lumpur)	50.0%	277,500	02/14/24	(17)	3.96%	Variable	22,948	11,474
24.	Johor Premium Outlets	Johor (Singapore)	50.0%	309,400	(2)
	Subtotal Malaysia Square Footage			586,900
	MEXICO
25.	Premium Outlets Punta Norte	Mexico City	50.0%	333,000	(2)
26.	Premium Outlets Querétaro	Querétaro	50.0%	274,800	12/20/33	(18)	9.98%	Fixed	21,731	10,865
					12/20/21	(18)	8.49%	Variable	5,412	2,706
	Subtotal Mexico Square Footage			607,800

	NETHERLANDS
27.	Roermond Designer Outlet Phases 2, 3 & 4	Roermond	(19)	298,000	12/18/21	(13)	1.78%	Fixed	269,736	242,762
					08/17/25	(13)	1.30%	Variable	197,026	93,120
28.	Roosendaal Designer Outlet	Roosendaal	94.0%	247,500	02/25/24	(5)(13)	1.75%	Variable	68,710	64,588
	Subtotal Netherlands Square Footage			545,500
	SPAIN
29.	Malaga Designer Outlet	Malaga	46.1%	191,000	02/09/23	(13)	2.75%	Variable	59,208	27,299
	Subtotal Spain Square Footage			191,000
	THAILAND
30.	Siam Premium Outlets Bangkok	Bangkok	50.0%	264,000	06/05/31	(20)	3.95%	Fixed	78,295	39,148
	Subtotal Thailand Square Footage			264,000
	UNITED KINGDOM
31.	Ashford Designer Outlet	Kent	45.0%	281,000	02/22/22	(21)	3.08%	Fixed	137,669	61,951
	Subtotal United Kingdom Square Footage			281,000
	TOTAL INTERNATIONAL SQUARE FOOTAGE (11)(22)			10,845,400

	TOTAL SQUARE FOOTAGE			189,462,609

1Q 2021 SUPPLEMENTAL	39

Property and Debt Information
As of March 31, 2021
						DEBT INFORMATION
	PROPERTY NAME	STATE CITY (CBSA)		TRG OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	TRG SHARE

	Taubman Realty Group
1.	Beverly Center	CA	Los Angeles	100.0%	846,000	(2)
2.	Cherry Creek Shopping Center	CO	Denver	50.0%	1,037,000	06/01/28		3.85%	Fixed	550,000	275,000
3.	City Creek Center	UT	Salt Lake City	100.0%	623,000	08/01/23		4.37%	Fixed	73,286	73,286
4.	Country Club Plaza	MO	Kansas City	50.0%	947,000	04/01/26		3.85%	Fixed	309,224	154,612
5.	Dolphin Mall	FL	Miami	100.0%	1,434,000	(2)
6.	Fair Oaks Mall	VA	Fairfax	50.0%	1,558,000	05/10/23		5.32%	Fixed	250,247	125,124
7.	Gardens Mall, The	FL	Palm Beach Gardens	48.5%	1,385,000	07/15/25		4.09%	Fixed	195,000	94,575
8.	Gardens on El Paseo, The	CA	Palm Desert	100.0%	238,000	(2)
9.	Great Lakes Crossing Outlets	MI	Auburn Hills	100.0%	1,355,000	01/06/23		3.60%	Fixed	187,355	187,355
10.	International Market Place	HI	Waikiki, Honolulu	93.5%	340,000	08/09/23	(5)	2.27%	Variable	250,000	233,750
11.	International Plaza	FL	Tampa	50.1%	1,252,000	12/01/21		4.41%	Fixed	444,652	222,771
12.	Mall at Green Hills, The	TN	Nashville	100.0%	998,000	12/01/21		3.25%	Variable	150,000	150,000
13.	Mall at Millenia, The	FL	Orlando	50.0%	1,114,000	10/15/24		3.94%	Fixed	450,000	225,000
14.	Mall at Short Hills, The	NJ	Short Hills	100.0%	1,344,000	10/01/27		3.48%	Fixed	1,000,000	1,000,000
15.	Mall at University Town Center, The	FL	Sarasota	50.0%	863,000	11/01/26		3.40%	Fixed	280,000	140,000
16.	Mall of San Juan, The	PR	San Juan	95.0%	627,000	(2)
17.	Sunvalley	CA	Concord	50.0%	1,324,000	09/01/22		4.44%	Fixed	160,266	80,133
18.	Twelve Oaks Mall	MI	Novi	100.0%	1,520,000	03/06/28		4.85%	Fixed	286,857	286,857
19.	Waterside Shops	FL	Naples	50.0%	342,000	04/15/26		3.86%	Fixed	165,000	82,500
20.	Westfarms	CT	West Hartford	78.9%	1,266,000	07/01/22		4.50%	Fixed	267,142	210,882
21.	CityOn.Xian	Xi’an, China		25.0%	995,000	03/14/29	(23)	6.00%	Fixed	163,523	40,881
22.	CityOn.Zhengzhou	Zhengzhou, China		24.5%	919,000	03/22/32	(23)	5.60%	Fixed	176,120	43,149
23.	Starfield Anseong	Anseong, South Korea		49.0%	1,068,000	02/27/25	(24)	2.16%	Fixed	272,990	133,764
24.	Starfield Hanam	Hanam, South Korea		17.2%	1,709,000	10/26/25	(24)	2.38%	Fixed	545,981	93,635
	Total Taubman Realty Group Square Footage				25,104,000

	TOTAL TRG SECURED INDEBTEDNESS										$3,853,274

	TRG – Corporate & Other
	TRG – $1.1B Revolving Credit Facility			100.0%		02/01/25	(5)	2.15%	Variable	965,000	965,000
	TRG Term Loan			100.0%		03/31/23		4.92%	Fixed	247,720	247,720
	TRG Term Loan			100.0%		03/01/25		3.94%	Fixed	272,495	272,495
	TRG U.S. Headquarters			100.0%		03/01/24		3.49%	Fixed	12,000	12,000
	Other			50.0%		11/01/22		3.84%	Fixed	19,985	9,992

	TOTAL TRG CORPORATE AND OTHER INDEBTEDNESS										$1,507,207

	Less: TRG Total Cash										496,706

	TOTAL TRG NET CORPORATE DEBT										$1,010,501

1Q 2021 SUPPLEMENTAL	40

Property and Debt Information
As of March 31, 2021
FOOTNOTES:
(1)
Variable rate debt interest rates are based on the following base rates as of March 31, 2021: 1M LIBOR at 0.11%; 1M EUR LIBOR at -.58%; 3M EURIBOR at -.54%; 6M EURIBOR at -.51%; 3M GBP LIBOR at 0.088%; 1M JPY TIBOR at 0.08%; 6M JPY TIBOR at .13%; 1M JPY LIBOR at -0.08%; 1M CDOR at .41%; and Cost of Funds Rate at 3.52%.

(2)
Unencumbered asset.

(3)
This property is managed by a third party.

(4)
The Operating Partnership receives substantially all the economic benefit of the property due to a preference or advance.

(5)
Includes applicable extensions available at our option.

(6)
The Operating Partnership owns a mortgage note that encumbers Pheasant Lane Mall that entitles it to 100% of the economics of this property.

(7)
The Operating Partnership’s direct and indirect interests in some joint venture properties are subject to preferences on distributions and/or capital allocation in favor of other partners or the Operating Partnership.

(8)
Three properties (Lee Premium Outlets, Calhoun Outlet Marketplace and Gaffney Outlet Marketplace) are secured by cross-collateralized and cross-defaulted mortgages.

(9)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.

(10)
Consists of 16 encumbered properties with interest rates ranging from 2.86% to 9.35% and maturities between 2021 and 2026, of which two properties are held within TMLP.

(11)
Does not include any other spaces in joint ventures which are not listed above.

(12)
Includes office space of 2,114,884 square feet primarily from the following centers:

Copley Place – 893,439 sq. ft. Domain, The – 156,240 sq. ft. Fashion Center at Pentagon City – 169,089 sq. ft.	Oxford Valley Mall – 139,690 sq. ft. The Shops at Clearfork – 146,571 sq. ft. Southdale Center – 102,400 sq. ft.

(13)
Amount shown in USD equivalent; EUR equivalent is 1.2 billion.

(14)
Amount shown in USD equivalent; CAD equivalent is 704.1 million.

(15)
Amounts shown in USD equivalent; JPY equivalent is 49.3 billion.

(16)
Amounts shown in USD equivalent; KRW equivalent is 408.0 billion.

(17)
Amounts shown in USD equivalent; MYR equivalent is 95.2 million.

(18)
Amounts shown in USD equivalent; MXN equivalent is 556.8 million.

(19)
The Company owns a 90.0% interest in Phases 2 & 3 and a 47.3% interest in Phase 4.

(20)
Amounts shown in USD equivalent; THB equivalent is 2.4 billion.

(21)
Amount shown in USD equivalent; GBP equivalent is 149.2 million.

(22)
Does not include Klépierre.

(23)
Amounts shown in USD equivalent; CNY equivalent is 2.2 billion.

(24)
Amounts shown in USD equivalent; KRW equivalent is 925.1 billion.

(25)
Subsequent to March 31, 2021, the mortgages were refinanced into a single $455 million mortgage, with a maturity date of May 9, 2026 (including two 1-year extensions), and an interest rate of L+294bps.

(26)
Mortgage is outstanding at March 31, 2021; the single purpose entity borrower and lender are currently working together to extend the maturity date on this non-recourse loan.

(27)
Through an interest rate swap agreement, interest is essentially fixed at the all-in rate presented.

1Q 2021 SUPPLEMENTAL	41

NON-GAAP PRO-RATA FINANCIAL INFORMATION
The following pro-rata financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP pro-rata financial information aggregates our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled “Our Share of Joint Ventures” were derived on a property-by-property or entity-by-entity basis by applying to each line item the ownership percentage interest used to arrive at our share of the net operations for the period consistent with the application of the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled “Noncontrolling Interests,” which represents the share of consolidated assets and net income or loss attributable to any noncontrolling interest.
We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.
We provide pro-rata financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro-rata financial information has limitations as an analytical tool. Some of these limitations include:
•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•
Other companies in our industry may calculate their pro-rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro-rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro-rata financial information only supplementally.

1Q 2021 SUPPLEMENTAL	42

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	FOR THE THREE MONTHS ENDED March 31, 2021		FOR THE THREE MONTHS ENDED March 31, 2020
	NONCONTROLLING INTERESTS (1)	OUR SHARE OF JOINT VENTURES	NONCONTROLLING INTERESTS (1)	OUR SHARE OF JOINT VENTURES
REVENUE:
Lease income	$(8,138)	303,249	$(10,279)	348,588
Management fees and other revenues	—	—	—	—
Other income	(310)	33,846	(378)	34,941
Total revenue	(8,448)	337,095	(10,657)	383,529
EXPENSES:
Property operating	(1,643)	58,728	(1,961)	65,432
Depreciation and amortization	(4,155)	98,441	(3,913)	101,759
Real estate taxes	(524)	31,565	(558)	31,891
Repairs and maintenance	(394)	8,782	(434)	9,199
Advertising and promotion	(614)	9,094	(976)	10,496
Home and regional office costs	—	—	—	—
General and administrative	—	—	—	—
Other	(659)	14,792	(1,182)	22,244
Total operating expenses	(7,989)	221,402	(9,024)	241,021
OPERATING INCOME BEFORE OTHER ITEMS	(459)	115,693	(1,633)	142,508
Interest expense	1,832	(67,433)	1,774	(73,948)
Loss on extinguishment of debt	—	—	—	—
Income and other tax benefit (expense)	—	—	—	—
Income from unconsolidated entities	136	(48,260)(2)	31	(68,560)(2)
Unrealized losses in fair value of equity instruments	—	—	—	—
Gain on acquisition of controlling interest, sale or disposal of, or recovery on,
assets and interests in unconsolidated entities and impairment, net	(571)	—	—	—
Consolidated income from continuing operations	938	—	172	—
CONSOLIDATED NET INCOME	938	—	172	—
Net income attributable to noncontrolling interests	938	—(3)	172	—(3)
Preferred dividends	—	—	—	—
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$—	$—	$—	$—

(1)
Represents our venture partners’ share of operations from consolidated properties.

(2)
Our Total Share of income from unconsolidated entities represents our share of net results related to our investment in Klépierre, TRG, RGG, SPARC, ABG, JCP and Forever 21.

(3)
Represents limited partners’ interest in the Operating Partnership.

1Q 2021 SUPPLEMENTAL	43

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	AS OF March 31, 2021		AS OF March 31, 2020
	NONCONTROLLING INTERESTS	OUR SHARE OF JOINT VENTURES	NONCONTROLLING INTERESTS	OUR SHARE OF JOINT VENTURES
ASSETS:
Investment properties, at cost	$(452,921)	$10,499,962	$(457,206)	$10,791,808
Less – accumulated depreciation	(110,975)	3,668,458	(102,479)	3,540,340
	(341,946)	6,831,504	(354,727)	7,251,468
Cash and cash equivalents	(18,031)	646,056	(17,619)	386,968
Tenant receivables and accrued revenue, net	(7,368)	289,870	(7,733)	209,840
Investment in TRG, at equity	—	—	—	—
Investment in Klépierre, at equity	—	—	—	—
Investment in unconsolidated entities, at equity	(12,786)	(2,504,709)	(21,486)	(2,393,156)
Right-of-use assets, net	(885)	75,339	(892)	78,376
Investments held in trust – special purpose acquisition company	(345,000)	—	—	—
Deferred costs and other assets	(39,582)	892,403	(26,621)	644,137
Total assets	$(765,598)	$6,230,463	$(429,078)	$6,177,633
LIABILITIES:
Mortgages and unsecured indebtedness	$(189,023)	$7,093,937	$(172,669)	$7,178,727
Accounts payable, accrued expenses, intangibles, and deferred revenues	(30,213)	423,375	(19,879)	374,428
Cash distributions and losses in unconsolidated entities, at equity	—	(1,565,394)	—	(1,611,795)
Dividend payable	—	—	—	—
Lease liabilities	(885)	77,008	(892)	79,289
Other liabilities	(43,026)	201,537	(45,175)	156,984
Total liabilities	(263,147)	6,230,463	(238,615)	6,177,633
Commitments and contingencies
Limited partners’ preferred interest in the Operating Partnership	(486,161)	—	(186,655)	—
EQUITY:
Stockholders’ equity
Capital stock
Series J 8 3∕83/8% cumulative redeemable preferred stock	—	—	—	—
Common stock, $.0001 par value	—	—	—	—
Class B common stock, $.0001 par value	—	—	—	—
Capital in excess of par value	—	—	—	—
Accumulated deficit	—	—	—	—
Accumulated other comprehensive loss	—	—	—	—
Common stock held in treasury at cost	—	—	—	—
Total stockholders’ equity	—	—	—	—
Noncontrolling interests	(16,290)	—	(3,808)	—
Total equity	(16,290)	—	(3,808)	—
Total liabilities and equity	$(765,598)	$6,230,463	$(429,078)	$6,177,633

1Q 2021 SUPPLEMENTAL	44